Exhibit 4.2

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), is dated as of December 13, 2007, among Cataudella Funeral Home, Inc., a Massachusetts corporation (the “New Guarantor”), a subsidiary of Carriage Services, Inc., a Delaware corporation (the “Company”), the existing Guarantors (as defined in the Indenture referred to herein), and Wells Fargo Bank, National Association, as trustee under the Indenture referred to herein (the “Trustee”). The New Guarantor and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.”

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as supplemented and in effect, the “Indenture”), dated as of January 27, 2005, relating to the 7.875% Senior Notes due 2015 (the “Securities”) of the Company;

WHEREAS, Section 4.9 of the Indenture provides that if the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date, then the Company shall cause such newly acquired or created Restricted Subsidiary to become a Guarantor by executing a supplemental indenture as provided in the Indenture; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the other Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.

3. Execution and Delivery. Each Guarantor agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of any such Subsidiary Guarantee of any Guarantor.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. The Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

NEW GUARANTOR

CATAUDELLA FUNERAL HOME, INC.

By:	/s/ Joseph Saporito
Joseph Saporito, Executive Vice President and Chief Financial Officer

COMPANY

CARRIAGE SERVICES, INC.

By:	/s/ Joseph Saporito
Joseph Saporito, Executive Vice President and Chief Financial Officer

TRUSTEE

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick T. Giordano
Authorized Signatory

Signature Page

Supplemental Indenture

EXISTING GUARANTORS

CARRIAGE FUNERAL HOLDINGS, INC.
CFS FUNERAL SERVICES, INC.
CARRIAGE HOLDING COMPANY, INC.
CARRIAGE FUNERAL SERVICES OF MICHIGAN, INC.
CARRIAGE FUNERAL SERVICES OF KENTUCKY, INC.
CARRIAGE FUNERAL SERVICES OF CALIFORNIA, INC.
CARRIAGE CEMETERY SERVICES OF IDAHO, INC.
WILSON & KRATZER MORTUARIES
ROLLING HILLS MEMORIAL PARK
CARRIAGE SERVICES OF CONNECTICUT, INC.
CSI FUNERAL SERVICES OF MASSACHUSETTS, INC.
CHC INSURANCE AGENCY OF OHIO, INC.
BARNETT, DEMROW & ERNST, INC.
CARRIAGE SERVICES OF NEW MEXICO, INC.
FORASTIERE FAMILY FUNERAL SERVICE, INC.
CARRIAGE CEMETERY SERVICES, INC.
CARRIAGE SERVICES OF OKLAHOMA, L.L.C.
CARRIAGE SERVICES OF NEVADA, INC.
HUBBARD FUNERAL HOME, INC.
CARRIAGE TEAM CALIFORNIA (CEMETERY), LLC
CARRIAGE TEAM CALIFORNIA (FUNERAL), LLC
CARRIAGE TEAM FLORIDA (CEMETERY), LLC
CARRIAGE TEAM FLORIDA (FUNERAL), LLC
CARRIAGE SERVICES OF OHIO, LLC
CARRIAGE TEAM KANSAS, LLC
CARRIAGE MUNICIPAL CEMETERY SERVICES OF NEVADA, INC.
CARRIAGE CEMETERY SERVICES OF CALIFORNIA, INC.
CARRIAGE INSURANCE AGENCY OF MASSACHUSETTS, INC.
CARRIAGE INTERNET STRATEGIES, INC.
CARRIAGE INVESTMENTS, INC. (for itself and as General Partner of Carriage Management, L.P.)
CARRIAGE MANAGEMENT, L.P.
COCHRANE’S CHAPEL OF THE ROSES, INC.
HORIZON CREMATION SOCIETY, INC.
CARRIAGE LIFE EVENTS, INC.
CARRIAGE MERGER I, INC.
CARRIAGE MERGER II, INC.
CARRIAGE MERGER III, INC.
ARIA CREMATION SERVICES, LLC
CLOVERDALE PARK, INC.

By:	/s/ Joseph Saporito
Joseph Saporito, Executive Vice President and Chief Financial Officer

Signature Page

Supplemental Indenture